Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eiger BioPharmaceuticals, Inc:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement and Prospectus.

/s/ KPMG LLP

San Francisco, California

December 20, 2019